                                                                       FORM 10-Q

                                                                      EXHIBIT 11

                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS

                               Three Months Ended              Six Months Ended
                                     March 31                      March 31
                             -------------------------     -------------------------
                                1998          1997            1998          1997
                             -----------   -----------     -----------   -----------
PRIMARY
Average shares outstanding     1,196,108     1,193,017       1,195,978     1,192,932

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                 25,604        19,407          18,747        19,928
                             -----------   -----------     -----------   -----------
         Total Shares          1,221,712     1,212,424       1,214,725     1,212,860
                             -----------   -----------     -----------   -----------
Net Income (Loss)            $   540,620   $   (72,269)    $   828,055   $  (266,710)
         Per Share           $      0.44   $     (0.06)    $      0.68   $     (0.22)
                             ===========   ===========     ===========   ===========

FULLY DILUTED
Average shares outstanding     1,196,108     1,193,017       1,195,978     1,192,932

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using year-end
     market price, if
     higher than average
     market price                 29,621        19,407*         25,636        19,928*
                             -----------   -----------     -----------   -----------
         Total Shares          1,225,729     1,212,424       1,221,614     1,212,860
                             -----------   -----------     -----------   -----------
Net Income (Loss)            $   540,620   $   (72,269)    $   828,055   $  (266,710)
                             ===========   ===========     ===========   ===========
         Per Share           $      0.44   $     (0.06)    $      0.68   $     (0.22)
                             ===========   ===========     ===========   ===========


*Period-end market price is less than average market price, use same as primary shares.